UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2015

Protea Biosciences Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Pineview Drive, Suite 501 Morgantown, West Virginia 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 14, 2015, Protea Biosciences Group, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement (the “Consent Solicitation”) and thereafter mailed the Consent Solicitation to all Company stockholders as of October 9, 2015 (the “Record Date”) to approve the corporate proposals, including (a) the election of the Nominated Directors (defined below), (b) the Ratification of the Appointment (defined below) and (c) the Charter Amendment (defined below) (each individually, a “Proposal” or collectively, the “Proposals”). Each Proposal is more specifically described below. As of the Record Date, the Company had 119,443,718 shares of common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding and entitled to approve the Proposals.

As of December 1, 2015, the Company has terminated the Consent Solicitation period and received the written consent of more than a majority of the voting power of its Common Stock outstanding as of the Record Date in favor of the Proposals.

The Proposals and the voting results are set forth below:

Proposal 1

The election of nine directors (listed below) to serve as directors on the Company’s Board of Directors (the “Board”) until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified, or until their earlier resignation or removal (collectively, the “Nominated Directors”). The final vote tabulation for each of the individual directors was as follows:

Nominee	Votes For	Votes Against	Abstain/Withhold
Stephen Turner	61,913,641	-	1,093,218

Stanley Hostler	61,901,597	-	1,105,262

Steve Antoline	61,991,597	-	1,015,262

Leonard Harris	61,911,597	-	1,095,262

Ed Roberson	61,911,597	-	1,095,262

Scott Segal	61,911,597	-	1,095,262

Josiah T. Austin	61,781,597	-	1,225,262

Maged Shenouda	61,851,597	-	1,155,262

Patrick Gallagher	61,911,597	-	1,095,262

Proposal 2

The ratification of the appointment of Schneider Downs & Co., Inc., as the Company’s registered public auditors and accountants for the 2015 fiscal year ending December 31 (the “Ratification of Appointment”). The final vote tabulation was as follows:

Votes For	Votes Against	Abstentions
61,837,237	652,360	517,262

Proposal 3

To approve a Certificate of Amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Common Stock, within a range of no less than one-for-fifteen (1:15) and no more than one-for-twenty five (1:25), with such ratio to be determined by the Board, in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date within one year after the date such action is approved by the stockholders, if at all, as determined by the Board in its sole discretion (the “Charter Amendment”). The final vote tabulation was as follows:

Votes For	Votes Against	Abstentions
61,527,053	922,544	557,262

Brokers did not have discretionary voting authority on the Proposals and, as a result, there could be no broker non-votes. No other items were presented for stockholder approval in the Consent Solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2015	By:	/s/ Stephen Turner
Name: Stephen Turner
Title: Chief Executive Officer